Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to (i) the registration statement on Form S-8 filed on June 6, 1995, Registration No. 333-59979 and (ii) the registration statement on Form S-8 filed on July 2, 1999, Registration No. 333-82309, each relating to the Adolph Coors Company Coors Stock Unit Plan, of our reports dated February 6, 2003 relating to the financial statements and financial statement schedule of Adolph Coors Company which appear in Adolph Coors Company's Annual Report on Form 10-K for the year ended December 29, 2002.

PricewaterhouseCoopers LLP

Denver, Colorado

October 7, 2003